UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2016

SMART ABS SERIES 2015-1US TRUST

(Exact name of Issuing Entity as specified in its charter)

MACQUARIE LEASING PTY LIMITED

(Exact name of Registrant, Depositor and Sponsor as specified in its charter)

Australia	333-181822-05 333-181822	98-6077541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Level 3 9 Hunter Street Sydney, NSW 2000, Australia	Not Applicable
(Address of principal executive offices)	(Zip Code)

+ 61 (2) 8232-3333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 19, 2016, Macquarie Leasing Pty Limited (“MLPL”) entered into an agreement (the “Notice of Change to Appendix A”), a copy of which is filed as Exhibit 4.1 hereto, with Perpetual Trustee Company Limited (the “Issuer”), Macquarie Securities Management Pty Limited (the “Manager”) and The Bank of New York Mellon to amend (i) the SMART ABS Series 2015-1US Trust US$ Note Trust Deed (the “Trust Deed”), dated March 10, 2015, among the Manager, MLPL, the Issuer and The Bank of New York Mellon, as US$ Note Trustee (the “US$ Note Trustee”) and (ii) the SMART ABS Series 2015-1US Trust Agency Agreement (the “Agency Agreement”), dated March 10, 2015, among the Issuer, the Manager, the US$ Note Trustee and The Bank of New York Mellon, as Principal Paying Agent, US$ Note Registrar and Agent Bank, in order to make the procedures with respect to servicing criteria consistent within the SMART program.

The Notice of Change to Appendix A amends the Trust Deed by revising Appendix A – Servicing Criteria to Schedule 6 of the Trust Deed to provide that the criterion required by Item 1122(d)(1)(v) is not an applicable servicing criterion for The Bank of New York Mellon.

The Notice of Change to Appendix A amends the Agency Agreement by revising Appendix A – Servicing Criteria to Schedule 1 of the Agency Agreement to provide that the criterion required by Item 1122(d)(1)(v) is not an applicable servicing criterion for The Bank of New York Mellon.

Item 9.01	Financial Statement and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits:

Exhibit No.	Document Description

4.1	SMART ABS Series 2015-1US Trust / Agency Agreement / US$ Note Trust Deed / Notice of Change to Appendix A, dated January 19, 2016, among Perpetual Trustee Company Limited, Macquarie Securities Management Pty Limited, Macquarie Leasing Pty Limited and The Bank of New York Mellon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACQUARIE LEASING PTY LIMITED

By:	/s/ Karleen Munns
Name: Karleen Munns Title: Director

Date: January 22, 2016

EXHIBITS INDEX

Exhibit No.	Document Description

4.1	SMART ABS Series 2015-1US Trust / Agency Agreement / US$ Note Trust Deed / Notice of Change to Appendix A, dated January 19, 2016, among Perpetual Trustee Company Limited, Macquarie Securities Management Pty Limited, Macquarie Leasing Pty Limited and The Bank of New York Mellon